NEWS RELEASE

For Immediate Release
January 29, 2020

For Further Information Contact:
Charles R. Hageboeck, Chief Executive Officer and President
(304) 769-1102

City Holding Company Announces Record Annual Earnings

Charleston, West Virginia - City Holding Company (“Company” or “City”) (NASDAQ:CHCO), a $5.0 billion bank holding company headquartered in Charleston, West Virginia, today announced net income of $89.4 million and diluted earnings of $5.42 per share for the year ended December 31, 2019.

Highlights of the Company’s performance and results for the year ended December 31, 2019 include the following:

•
Reported diluted earnings per share increased from $4.49 for 2018 to $5.42 for 2019. Excluding acquisition and integration expenses, diluted earnings per share would have been $5.16 for 2018 and $5.46 for 2019.

•
Return on assets and return on tangible equity of 1.80% and 17.3%, respectively. Excluding certain acquisition and integration expenses, return on assets and return on tangible equity would have been 1.82% and 17.4%, respectively.

•
Reported net interest income increased $23.2 million (16.8%) from the year ended December 31, 2018, while net interest income exclusive of accretion from fair value adjustments on recent acquisitions increased $21.0 million (15.3%) from the year ended December 31, 2018 due primarily to the acquisitions of Poage Bankshares, Inc. (“Poage”) and Farmers Deposit Bancorp, Inc. (“Farmers”).

•	Reported a recovery of loan loss provision of $1.3 million for the year ended December 31, 2019, primarily due to lower historical loss rates and recoveries from loans previously charged off.

•
During 2019, the Company repurchased 261,000 common shares at a weighted average price of $74.54 per share as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. City also increased its quarterly dividend by 7.5% in the third quarter of 2019 to $0.57 per share. In spite of these capital uses, the Company was still able to increase its tangible equity ratio from 10.0% at December 31, 2018 to 11.0% at December 31, 2019.

•	For the second consecutive year, received the highest ranking in customer satisfaction in the north central region in J.D. Power’s 2019 U.S. Retail Banking Satisfaction Study.

Net Interest Income

The Company’s net interest income increased from $138.2 million for the year ended December 31, 2018 to $161.4 million for the year ended December 31, 2019. The Company’s tax equivalent net interest income increased $23.2 million, or 16.7%, from $139.0 million for the year ended December 31, 2018 to $162.2 million for the year ended December 31, 2019. The acquisitions of Poage and Farmers accounted for $18.3 million of this increase, while higher loan yields on residential real estate and commercial loans increased net interest income $5.7 million and $1.5 million, respectively, and higher average balances on commercial loans ($51.7 million) increased interest income by $2.3 million as compared to the year ended December 31, 2018. In addition, higher average investment balances ($98.1 million) increased investment income by $3.1 million and an increase in accretion from fair value adjustments increased interest income by $2.2 million during the year ended December 31, 2019. These increases were partially offset by increased interest expense on interest bearing liabilities ($8.5 million), primarily due to an increase in the cost of funds. The Company’s reported net interest margin increased from 3.54% for the year ended December 31, 2018 to 3.59% for the year ended December 31, 2019. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.51% for the year ended December 31, 2019 and 3.50% for the year ended December 31, 2018.

The Company’s net interest income decreased from $40.5 million during the third quarter of 2019 to $39.8 million during the fourth quarter of 2019. During the fourth quarter of 2019, the Company’s tax equivalent net interest income decreased $0.7 million, or 1.7%, to $40.0 million from $40.7 million during the third quarter of 2019. Lower loan yields (17 basis points) decreased net interest income by $1.5 million and a decrease in accretion from fair value adjustments decreased net interest income by $0.3 million. These decreases were partially offset by higher average loan balances ($63.3 million) that increased interest income by $0.8 million and lower interest rates on deposit accounts which decreased interest expense by $0.5 million. This resulted in the Company’s reported net interest margin declining from 3.59% for the third quarter of 2019 to 3.46% for the fourth quarter of 2019. Excluding the favorable impact of the accretion from the fair value adjustments, the net interest margin would have been 3.38% for the quarter ended December 31, 2019 and 3.48% for the quarter ended September 30, 2019.

Credit Quality

The Company’s ratio of nonperforming assets to total loans and other real estate owned decreased from 0.54% at December 31, 2018 to 0.45% at December 31, 2019. Total nonperforming assets decreased from $19.4 million at December 31, 2018 to $16.4 million at December 31, 2019. Excluded from this ratio are purchased credit-impaired loans in which the Company estimated cash flows and estimated a credit mark. Such loans would be considered nonperforming loans if the loan’s performance deteriorates below the Company’s initial expectations. Total past due loans decreased from $13.1 million, or 0.37% of total loans outstanding, at December 31, 2018 to $11.4 million, or 0.32% of total loans outstanding, at December 31, 2019.

As a result of the Company’s quarterly analysis of the adequacy of the Allowance for Loan Losses (“ALLL”), the Company recorded a recovery of loan losses of $0.1 million in the fourth quarter of 2019 and $1.3 million for the year ended December 31, 2019, compared to a recovery of loan losses of $0.4 million and $2.3 million for the comparable periods in 2018. The recovery of loan loss provision during 2019 reflects a general improvement in the Company’s historical loss rates used to compute the allowance not specifically allocated to individual credits as charge offs have declined over the periods encompassed in the Company’s historical loss review. In addition, the Company recovered significant amounts on loans previously charged off, including a $0.5 million recovery from a loan that had previously been charged off during 2014. Changes in the amount of the allowance and related provision are based on the Company’s detailed systematic methodology and are directionally consistent with changes in the composition and quality of the Company’s loan portfolio. The Company believes its methodology for determining the adequacy of its ALLL adequately provides for probable losses inherent in the loan portfolio and produces a provision and allowance for loan losses that is directionally consistent with changes in asset quality and loss experience.

The Company will adopt ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” effective January 1, 2020, which replaces the incurred loss impairment methodology with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The new current expected credit losses model (“CECL”) will apply to the allowance for loan losses, available-for-sale and held-to-maturity debt securities, purchased financial assets with credit deterioration and certain off-balance sheet credit exposures. As a result of adopting ASU No. 2016-13, the Company expects the increase in its allowance on January 1, 2020, to be in the range of $2.3 million to $4.1 million. In addition, the adoption of ASU No. 2016-13 will require the Company to “gross up” its previously purchased credit impaired loans through the allowance at January 1, 2020. As a result, the Company expects an increase in its allowance and loan balances as of January 1, 2020, to be in the range of $2.2 million to $3.2 million. These estimates are subject to further refinements based on ongoing evaluations of our model, methodologies, internal controls, and judgments, as well as prevailing economic conditions and forecasts as of the adoption date.

Non-interest Income

Non-interest income was $68.5 million for 2019 as compared to $60.6 million for 2018. During 2019, the Company reported $0.9 million of unrealized fair value gains on the Company’s equity securities compared to $0.1 million of unrealized fair value losses on the Company’s equity securities during 2018. Exclusive of these unrealized fair value gains and losses, non-interest income increased from $60.7 million for the year ended December 31, 2018 to $67.5 million for the year ended December 31, 2019. This increase was primarily attributable to an increase of $2.7 million, or 14.8%, in bankcard revenues, and an increase of $1.8 million, or 6.1%, in service charges, with $1.4 million and $1.6 million, respectively, attributable to the late 2018 acquisitions of Poage and Farmers. Additionally, other income increased by $1.0 million (due largely to the $0.7 million gain from the sale of our Virginia Beach, VA branch to Select Bank & Trust Company during the second quarter of 2019), bank owned life insurance revenues increased $0.7 million due to higher death benefit proceeds received during 2019 compared to 2018, and trust and investment management fee income increased $0.6 million.

Non-interest income was $18.0 million during the quarter ended December 31, 2019 as compared to $14.7 million during the quarter ended December 31, 2018. During the fourth quarter of 2019, the Company reported $0.9 million of unrealized fair value gains on the Company’s equity securities compared to $1.2 million of unrealized fair value losses on the Company’s equity securities during the fourth quarter of 2018. Exclusive of these unrealized fair value gains and losses, non-interest income increased from $16.0 million for the fourth quarter of 2018 to $17.1 million for the fourth quarter of 2019. This increase was largely attributable to an increase of $0.3 million, or 7.0%, in bankcard revenues and an increase of $0.3 million, or 3.9%, in service charges, due to the late 2018 acquisitions of Poage and Farmers. In addition, trust and investment management fee income increased $0.3 million.

Non-interest Expenses

During 2019 and 2018, the Company recognized $0.8 million and $13.3 million, respectively, of acquisition and integration expenses associated with the completed acquisitions of Poage and Farmers. Excluding these expenses, non-interest expenses increased from $99.8 million for 2018 to $116.8 million for 2019. This increase was primarily due to an increase in salaries and employee benefits of $7.7 million that was largely attributable to the acquisitions of Poage and Farmers ($4.3 million), annual salary adjustments, and increased incentive compensation. Primarily due to the acquisitions of Poage and Farmers, other expenses increased $4.5 million, occupancy related expenses increased $1.3 million, equipment and software related expenses increased $1.2 million and bankcard expenses increased $1.1 million, from 2018 to 2019. Partially offsetting these increases was a decrease of $0.6 million in FDIC insurance expense. As the Deposit Insurance Fund (“DIF”) reserve ratio exceeded 1.38% at June 30, 2019, the Company received a Small Bank Assessment Credit for the full amount of its Federal Deposit Insurance Corporation (“FDIC”) assessment for the third and fourth quarters of 2019.

During the quarter ended December 31, 2018, the Company recognized $13.0 million of acquisition and integration expenses associated with the completed acquisitions of Poage and Farmers. Excluding these expenses, non-interest expenses increased $3.9 million from $25.1 million in the quarter ended December 31, 2018 to $29.0 million in the quarter ended December 31, 2019. This increase was primarily due to an increase in salaries and employee benefits of $1.9 million due to the acquisitions of Poage and Farmers ($0.8 million), annual salary adjustments ($0.5), and accruals for incentive compensation ($0.6 million). Due to the acquisitions of Poage and Farmers, other expenses increased $0.9 million, occupancy related expenses increased $0.3 million, equipment and software related expenses increased $0.3 million, and advertising expense increased $0.2 million from the fourth quarter of 2018 to the fourth quarter of 2019. Partially offsetting these increases was a decrease of $0.3 million in FDIC insurance expense.

Balance Sheet Trends

For the year ending December 31, 2019, period end loan balances increased $28.5 million (0.8%) to $3.62 billion. Commercial loans increased $26.5 million (1.5%) and residential real estate loans increased $5.1 million (0.3%) from December 31, 2018 to December 31, 2019.

Total average depository balances for the year ended December 31, 2019 increased $582.7 million, or 16.8%, as compared to the year ended December 31, 2018. This growth was largely attributable to deposits acquired from Poage and Farmers ($441.0 million). Exclusive of these contributions, the Company experienced increases in time deposits ($58.6 million), savings deposits ($47.3 million), noninterest bearing demand deposits ($28.8 million) and interest bearing demand deposits ($7.0 million).

Income Tax Expense

The Company’s effective income tax rate for the quarter and year ended December 31, 2019 was 21.8% and 21.3%, respectively, compared to 19.8% and 20.5% for the comparable periods in 2018.

Capitalization and Liquidity

The Company’s loan to deposit ratio was 88.7% and the loan to asset ratio was 72.0% at December 31, 2019. The Company maintained investment securities totaling 17.7% of assets as of the same date. The Company’s deposit mix is weighted toward checking and saving accounts that fund 54.0% of assets at December 31, 2019. Time deposits fund 27.2% of assets at December 31, 2019, but very few of these deposits are in accounts that have balances of more than $250,000.

The Company is strongly capitalized. The Company’s tangible equity ratio increased from 10.0% at December 31, 2018 to 11.0% at December 31, 2019. At December 31, 2019, City National Bank’s Leverage Ratio was 9.51%, its Common Equity Tier I ratio was 13.92%, its Tier I Capital ratio was 13.92%, and its Total Risk-Based Capital ratio was 14.28%. These regulatory capital ratios are significantly above levels required to be considered “well capitalized,” which is the highest possible regulatory designation.

On December 18, 2019, the Board approved a quarterly cash dividend of $0.57 cents per share payable January 31, 2020, to shareholders of record as of January 15, 2020. During the year ended December 31, 2019, the Company repurchased 261,000 common shares at a weighted average price of $74.54 per share as part of a one million share repurchase plan authorized by the Board of Directors in February 2019. As of December 31, 2019, the Company could repurchase approximately 739,000 shares under the current plan.

On January 22, 2020, City announced that City National Bank had entered into an agreement to sell 86,605 shares of Visa Inc. Class B common stock at a pre-tax gain of approximately $17.8 million on January 17, 2020. The carrying value of the Visa Class B shares on City National Bank’s balance sheet was $0, as the Bank had no historical cost basis in the shares. This transaction settled in January 2020 and will be reported as a gain in the Company’s first quarter 2020 results.

City Holding Company is the parent company of City National Bank of West Virginia. City National Bank operates 95 branches across West Virginia, Kentucky, Virginia, and Ohio.

Forward-Looking Information

This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements express only management’s beliefs regarding future results or events and are subject to inherent uncertainty, risks, and changes in circumstances, many of which are outside of management’s control. Uncertainty, risks, changes in circumstances and other factors could cause the Company’s actual results to differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ from those discussed in such forward-looking statements include, but are not limited to those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 under “ITEM 1A Risk Factors” and the following: (1) general economic conditions, especially in the communities and markets in which we conduct our business; (2) credit risk, including risk that negative credit quality trends may lead to a deterioration of asset quality, risk that our allowance for loan losses may not be sufficient to absorb actual losses in our loan portfolio, and risk from concentrations in our loan portfolio; (3) changes in the real estate market, including the value of collateral securing portions of our loan portfolio; (4) changes in the interest rate environment; (5) operational risk, including cybersecurity risk and risk of fraud, data processing system failures, and network breaches; (6) changes in technology and increased competition, including competition from non-bank financial institutions; (7) changes in consumer preferences, spending and borrowing habits, demand for our products and services, and customers’ performance and creditworthiness; (8) difficulty growing loan and deposit balances; (9) our ability to effectively execute our business plan, including with respect to future acquisitions; (10) changes in regulations, laws, taxes, government policies, monetary policies and accounting policies affecting bank holding companies and their subsidiaries; (11) deterioration in the financial condition of the U.S. banking system may impact the valuations of investments the Company has made in the securities of other financial institutions; (12) regulatory enforcement actions and adverse legal actions; (13) difficulty attracting and retaining key employees; and (14) other economic, competitive, technological, operational, governmental, regulatory, and market factors affecting our operations.  Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The

Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made. Further, the Company is required to evaluate subsequent events through the filing of its Form 10-K for the fiscal year ended December 31, 2019. The Company will continue to evaluate the impact of any subsequent events on the preliminary December 31, 2019 results and will adjust the amounts if necessary.
CITY HOLDING COMPANY AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018

Earnings
Net Interest Income (FTE)	$40,036	$40,729	$41,113	$40,274	$36,625	$162,151	$138,965
Net Income available to common shareholders	22,611	22,371	22,751	21,619	10,713	89,352	70,002

Per Share Data
Earnings per share available to common shareholders:
Basic	$1.38	$1.36	$1.38	$1.31	$0.68	$5.43	$4.50
Diluted	1.38	1.36	1.38	1.30	0.68	5.42	4.49
Weighted average number of shares:
Basic	16,207	16,271	16,368	16,411	15,603	16,314	15,421
Diluted	16,230	16,289	16,386	16,429	15,618	16,333	15,439
Period-end number of shares	16,303	16,302	16,397	16,484	16,555	16,303	16,555
Cash dividends declared	$0.57	$0.57	$0.53	$0.53	$0.53	$2.20	$1.98
Book value per share (period-end)	40.38	39.85	38.84	37.57	36.29	40.38	36.29
Tangible book value per share (period-end)	33.02	32.44	31.44	30.18	28.87	33.02	28.87
Market data:
High closing price	$82.72	$78.30	$82.56	$80.21	$77.94	$82.72	$82.79
Low closing price	74.33	72.35	73.05	67.58	66.36	67.58	65.03
Period-end closing price	81.95	76.25	76.26	76.19	67.59	81.95	67.59
Average daily volume	54	62	53	54	66	56	59
Treasury share activity:
Treasury shares repurchased	—	99	107	55	69	261	290
Average treasury share repurchase price	$—	$74.17	$74.81	$74.69	$72.89	$74.54	$69.78

Key Ratios (percent)
Return on average assets	1.80%	1.81%	1.84%	1.76%	0.96%	1.80%	1.63%
Return on average tangible equity	16.8%	17.0%	17.9%	17.7%	9.6%	17.3%	16.2%
Yield on interest earning assets	4.22%	4.42%	4.48%	4.46%	4.32%	4.40%	4.19%
Cost of interest bearing liabilities	1.00%	1.10%	1.09%	1.04%	1.00%	1.06%	0.85%
Net Interest Margin	3.46%	3.59%	3.65%	3.66%	3.55%	3.59%	3.54%
Non-interest income as a percent of total revenue	31.2%	29.2%	30.3%	28.3%	28.8%	29.8%	30.5%
Efficiency Ratio	50.0%	48.2%	50.5%	51.2%	47.6%	50.0%	50.0%
Price/Earnings Ratio (a)	14.82	13.98	13.84	14.58	24.82	15.10	15.03

Capital (period-end)
Average Shareholders' Equity to Average Assets	13.12%	13.12%	12.76%	12.49%	12.05%
Tangible equity to tangible assets	10.99%	10.93%	10.70%	10.37%	10.01%
Consolidated City Holding Company risk based capital ratios (b):
CET I	16.05%	15.62%	15.91%	15.55%	15.07%
Tier I	16.05%	15.74%	16.03%	15.67%	15.20%
Total	16.40%	16.14%	16.47%	16.13%	15.69%
Leverage	10.90%	10.87%	10.70%	10.62%	11.36%
City National Bank risk based capital ratios (b):
CET I	13.92%	14.00%	14.19%	13.89%	13.05%
Tier I	13.92%	14.00%	14.19%	13.89%	13.05%
Total	14.28%	14.40%	14.63%	14.36%	13.55%
Leverage	9.51%	9.72%	9.51%	9.45%	9.81%

Other
Branches	95	95	95	97	100
FTE	918	916	935	927	939

Assets per FTE	$5,467	$5,412	$5,284	$5,305	$5,498
Deposits per FTE	4,440	4,399	4,312	4,361	4,462

(a) The price/earnings ratio is computed based on annualized quarterly earnings.
(b) December 31, 2019 risk-based capital ratios are estimated.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited) ($ in 000s, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
Interest Income
Interest and fees on loans	$41,615	$42,944	$43,174	$42,279	$37,973	$170,012	$142,055
Interest on investment securities:
Taxable	5,924	6,044	5,732	5,689	5,023	23,389	17,337
Tax-exempt	711	722	755	779	729	2,967	2,843
Interest on deposits in depository institutions	298	271	577	186	623	1,332	1,666
Total Interest Income	48,548	49,981	50,238	48,933	44,348	197,700	163,901

Interest Expense
Interest on deposits	7,897	8,585	8,417	7,767	6,656	32,666	21,397
Interest on short-term borrowings	762	814	863	1,052	1,061	3,491	3,415
Interest on long-term debt	42	45	47	48	200	182	880
Total Interest Expense	8,701	9,444	9,327	8,867	7,917	36,339	25,692
Net Interest Income	39,847	40,537	40,911	40,066	36,431	161,361	138,209
(Recovery of) provision for loan losses	(75)	274	(600)	(849)	(400)	(1,250)	(2,310)
Net Interest Income After (Recovery of) Provision for Loan Losses	39,922	40,263	41,511	40,915	36,831	162,611	140,519

Non-Interest Income
Net (losses) gains on sale of investment securities	—	(40)	21	88	—	69	—
Unrealized gains (losses) recognized on equity securities still held	914	(214)	113	75	(1,246)	888	(90)
Service charges	8,233	8,183	7,778	7,321	7,921	31,515	29,704
Bankcard revenue	5,162	5,440	5,522	4,969	4,826	21,093	18,369
Trust and investment management fee income	2,016	1,802	1,699	1,642	1,737	7,159	6,529
Bank owned life insurance	856	762	1,132	1,016	734	3,766	3,090
Other income	861	765	1,560	814	734	4,000	2,962
Total Non-Interest Income	18,042	16,698	17,825	15,925	14,706	68,490	60,564

Non-Interest Expense
Salaries and employee benefits	15,918	15,210	15,767	15,243	14,017	62,138	54,475
Occupancy related expense	2,540	2,725	2,598	2,732	2,250	10,595	9,323
Equipment and software related expense	2,302	2,248	2,223	2,191	2,038	8,964	7,729
FDIC insurance expense	—	—	347	291	308	638	1,251
Advertising	694	861	920	869	530	3,344	2,974
Bankcard expenses	1,285	1,554	1,534	1,182	1,229	5,555	4,503

Postage, delivery, and statement mailings	588	659	545	624	527	2,416	2,157
Office supplies	392	382	399	386	313	1,559	1,319
Legal and professional fees	706	539	605	521	469	2,371	1,847
Telecommunications	563	569	597	726	401	2,455	1,750
Repossessed asset losses (gains), net of expenses	224	(59)	253	216	207	634	845
Merger related expenses	—	—	547	250	13,015	797	13,257
Other expenses	3,822	3,709	4,437	4,180	2,874	16,148	11,636
Total Non-Interest Expense	29,034	28,397	30,772	29,411	38,178	117,614	113,066
Income Before Income Taxes	28,930	28,564	28,564	27,429	13,359	113,487	88,017
Income tax expense	6,319	6,193	5,813	5,810	2,646	24,135	18,015
Net Income Available to Common Shareholders	$22,611	$22,371	$22,751	$21,619	$10,713	$89,352	$70,002

Distributed earnings allocated to common shareholders	$9,209	$9,213	$8,615	$8,661	$8,695	$35,542	$32,483
Undistributed earnings allocated to common shareholders	13,200	12,966	13,939	12,772	1,928	53,003	36,865
Net earnings allocated to common shareholders	$22,409	$22,179	$22,554	$21,433	$10,623	$88,545	$69,348

Average common shares outstanding	16,207	16,271	16,368	16,411	15,603	16,314	15,421
Shares for diluted earnings per share	16,230	16,289	16,386	16,429	15,618	16,333	15,439

Basic earnings per common share	$1.38	$1.36	$1.38	$1.31	$0.68	$5.43	$4.50
Diluted earnings per common share	$1.38	$1.36	$1.38	$1.30	$0.68	$5.42	$4.49

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Assets
Cash and due from banks	$88,658	$71,332	$53,373	$50,522	$55,016
Interest-bearing deposits in depository institutions	51,486	44,862	115,346	93,328	67,975
Cash and cash equivalents	140,144	116,194	168,719	143,850	122,991

Investment securities available-for-sale, at fair value	810,106	798,930	796,237	755,081	723,254
Investment securities held-to-maturity, at amortized cost	49,036	51,211	53,362	55,326	60,827
Other securities	28,490	28,070	28,014	26,182	28,810
Total investment securities	887,632	878,211	877,613	836,589	812,891

Gross loans	3,616,099	3,582,571	3,519,367	3,559,322	3,587,608
Allowance for loan losses	(11,589)	(13,186)	(13,795)	(14,646)	(15,966)
Net loans	3,604,510	3,569,385	3,505,572	3,544,676	3,571,642

Bank owned life insurance	115,261	114,616	113,855	114,256	113,544
Premises and equipment, net	76,965	76,929	78,263	78,747	78,383
Accrued interest receivable	11,569	12,929	12,719	13,657	12,424
Net deferred tax assets	7,261	6,432	8,835	12,734	17,338
Intangible assets	120,052	120,773	121,322	121,790	122,848
Other assets	55,765	62,248	53,569	51,309	46,951
Total Assets	$5,019,159	$4,957,717	$4,940,467	$4,917,608	$4,899,012

Liabilities
Deposits:
Noninterest-bearing	$805,087	$795,548	$798,056	$793,633	$789,119
Interest-bearing:
Demand deposits	896,465	898,704	891,742	879,279	899,568
Savings deposits	1,009,771	980,539	974,847	988,182	934,218
Time deposits	1,364,571	1,354,787	1,366,991	1,381,913	1,352,654
Total deposits	4,075,894	4,029,578	4,031,636	4,043,007	3,975,559
Short-term borrowings
Federal Funds purchased	—	—	—	—	40,000
Customer repurchase agreements	211,255	202,622	207,033	194,683	221,911
Long-term debt	4,056	4,055	4,054	4,053	4,053
Other liabilities	69,572	71,859	60,836	56,624	56,725
Total Liabilities	4,360,777	4,308,114	4,303,559	4,298,367	4,298,248

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	170,309	169,794	169,374	170,215	169,555
Retained earnings	539,253	525,933	512,911	498,847	485,967
Cost of common stock in treasury	(105,038)	(105,138)	(98,084)	(91,589)	(87,895)
Accumulated other comprehensive income (loss):
Unrealized gain (loss) on securities available-for-sale	12,110	17,266	10,959	20	(8,611)
Underfunded pension liability	(5,871)	(5,871)	(5,871)	(5,871)	(5,871)
Total Accumulated Other Comprehensive Income (Loss)	6,239	11,395	5,088	(5,851)	(14,482)
Total Stockholders' Equity	658,382	649,603	636,908	619,241	600,764
Total Liabilities and Stockholders' Equity	$5,019,159	$4,957,717	$4,940,467	$4,917,608	$4,899,012

Regulatory Capital
Total CET 1 capital	$532,829	$518,175	$511,344	$504,148	$492,526
Total tier 1 capital	532,829	522,175	515,344	508,148	496,526
Total risk-based capital	544,479	535,441	529,230	523,053	512,801
Total risk-weighted assets	3,319,998	3,318,386	3,214,153	3,241,989	3,267,357

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018

Residential real estate (1)	$1,640,396	$1,643,416	$1,644,494	$1,625,647	$1,635,338
Home equity - junior liens	148,928	150,808	150,676	152,251	153,496
Commercial and industrial	308,015	296,927	288,803	289,327	286,314
Commercial real estate (2)	1,459,737	1,431,983	1,378,116	1,436,190	1,454,942
Consumer	54,263	54,799	53,356	52,483	51,190
DDA overdrafts	4,760	4,638	3,922	3,424	6,328
Gross Loans	$3,616,099	$3,582,571	$3,519,367	$3,559,322	$3,587,608

Construction loans included in:
(1) - Residential real estate loans	$29,033	$24,955	$23,673	$22,635	$21,834
(2) - Commercial real estate loans	64,049	55,267	43,432	56,282	37,869

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
Allowance for Loan Losses
Balance at beginning of period	$13,186	$13,795	$14,646	$15,966	$16,311	$15,966	$18,836

Charge-offs:
Commercial and industrial	(193)	(17)	(51)	—	(9)	(261)	(733)
Commercial real estate	(964)	(216)	(133)	(45)	(20)	(1,358)	(369)
Residential real estate	(226)	(194)	(230)	(137)	(218)	(787)	(682)
Home equity	(134)	(43)	(71)	(46)	—	(294)	(219)
Consumer	(338)	(279)	(184)	(376)	(209)	(1,177)	(769)
DDA overdrafts	(792)	(772)	(588)	(625)	(725)	(2,777)	(2,701)
Total charge-offs	(2,647)	(1,521)	(1,257)	(1,229)	(1,181)	(6,654)	(5,473)

Recoveries:
Commercial and industrial	581	43	5	135	528	764	2,153
Commercial real estate	10	7	575	32	194	624	732
Residential real estate	87	157	50	75	92	369	367
Home equity	—	—	—	—	—	—	—
Consumer	54	68	46	97	36	265	166
DDA overdrafts	393	363	330	419	386	1,505	1,495
Total recoveries	1,125	638	1,006	758	1,236	3,527	4,913

Net (charge-offs)/recoveries	(1,522)	(883)	(251)	(471)	55	(3,127)	(560)
(Recovery of) provision for loan losses	(75)	274	(600)	(849)	(400)	(1,250)	(2,310)
Balance at end of period	$11,589	$13,186	$13,795	$14,646	$15,966	$11,589	$15,966

Loans outstanding	$3,616,099	$3,582,571	$3,519,367	$3,559,322	$3,587,608
Allowance as a percent of loans outstanding	0.32%	0.37%	0.39%	0.41%	0.45%
Allowance as a percent of non-performing loans	98.6%	84.3%	115.3%	119.9%	107.8%

Average loans outstanding	$3,607,864	$3,544,548	$3,539,077	$3,576,984	$3,252,939	$3,567,143	$3,168,827
Net charge-offs (recoveries) (annualized) as a percent of average loans outstanding	0.17%	0.10%	0.03%	0.05%	(0.01)%	0.09%	0.02%

CITY HOLDING COMPANY AND SUBSIDIARIES
Asset Quality Information, Continued
(Unaudited) ($ in 000s)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
Nonaccrual Loans
Residential real estate	$3,393	$2,570	$2,354	$3,263	$4,275
Home equity	531	469	161	41	138
Commercial and industrial	1,182	2,059	2,149	1,526	1,676
Commercial real estate	6,384	10,099	7,204	7,282	8,461
Consumer	—	—	—	1	1
Total nonaccrual loans	11,490	15,197	11,868	12,113	14,551
Accruing loans past due 90 days or more	267	452	94	106	257
Total non-performing loans	11,757	15,649	11,962	12,219	14,808
Other real estate owned	4,670	2,326	2,581	3,186	4,608
Total non-performing assets	$16,427	$17,975	$14,543	$15,405	$19,416

Non-performing assets as a percent of loans and other real estate owned	0.45%	0.50%	0.41%	0.43%	0.54%

Past Due Loans
Residential real estate	$7,485	$6,859	$7,302	$7,972	$9,991
Home equity	956	796	322	720	1,275
Commercial and industrial	458	526	166	101	497
Commercial real estate	1,580	1,276	1,026	1,414	585
Consumer	187	124	172	264	295
DDA overdrafts	730	626	487	535	488
Total past due loans	$11,396	$10,207	$9,475	$11,006	$13,131

Total past due loans as a percent of loans outstanding	0.32%	0.28%	0.27%	0.31%	0.37%

Troubled Debt Restructurings ("TDRs")
Residential real estate	$21,029	$21,320	$22,373	$23,481	$23,521
Home equity	3,628	3,034	3,062	3,018	3,030
Commercial and industrial	—	83	83	89	98
Commercial real estate	4,973	8,100	8,044	8,164	8,205
Consumer	—	—	—	—	—
Total TDRs	$29,630	$32,537	$33,562	$34,752	$34,854

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,792,186	$20,135	4.46%	$1,794,068	$20,564	4.55%	$1,683,388	$18,681	4.40%
Commercial, financial, and agriculture (2)	1,755,775	20,371	4.60%	1,692,000	21,293	4.99%	1,526,658	18,335	4.76%
Installment loans to individuals (2), (3)	59,903	902	5.97%	58,480	928	6.30%	42,893	745	6.89%
Previously securitized loans (4)	***	207	***	***	159	***	***	212	***
Total loans	3,607,864	41,615	4.58%	3,544,548	42,944	4.81%	3,252,939	37,973	4.63%
Securities:
Taxable	790,317	5,925	2.97%	790,207	6,044	3.03%	602,966	5,023	3.31%
Tax-exempt (5)	94,248	900	3.79%	96,011	914	3.78%	92,833	922	3.94%
Total securities	884,565	6,825	3.06%	886,218	6,958	3.11%	695,799	5,945	3.39%
Deposits in depository institutions	92,579	298	1.28%	72,736	271	1.48%	125,985	623	1.96%
Total interest-earning assets	4,585,008	48,738	4.22%	4,503,502	50,173	4.42%	4,074,723	44,541	4.34%
Cash and due from banks	66,351			67,106			69,628
Premises and equipment, net	76,998			78,091			74,430
Goodwill and intangible assets	120,508			121,124			93,090
Other assets	191,997			188,206			181,249
Less: Allowance for loan losses	(12,881)			(13,786)			(16,780)
Total assets	$5,027,981			$4,944,243			$4,476,340

Liabilities:
Interest-bearing demand deposits	$872,639	$694	0.32%	$881,476	$954	0.43%	$822,087	$787	0.38%
Savings deposits	1,003,063	944	0.37%	978,198	1,159	0.47%	846,162	802	0.38%
Time deposits (2)	1,362,277	6,260	1.82%	1,360,409	6,472	1.89%	1,208,415	5,067	1.66%
Short-term borrowings	221,685	762	1.36%	187,301	814	1.72%	263,022	1,060	1.60%
Long-term debt	4,055	42	4.11%	4,054	45	4.40%	14,743	200	5.38%
Total interest-bearing liabilities	3,463,719	8,702	1.00%	3,411,438	9,444	1.10%	3,154,429	7,916	1.00%
Noninterest-bearing demand deposits	838,192			825,029			734,066
Other liabilities	66,232			58,857			48,553
Stockholders' equity	659,838			648,919			539,292
Total liabilities and
stockholders' equity	$5,027,981			$4,944,243			$4,476,340
Net interest income		$40,036			$40,729			$36,625
Net yield on earning assets			3.46%			3.59%			3.57%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$152			$96			$278

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:
Residential real estate	$159	$50	$57
Commercial, financial, and agriculture	398	1,110	449
Installment loans to individuals	46	13	2
Time deposits	316	75	—
	$919	$1,248	$508

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Average Balance Sheets, Yields, and Rates
(Unaudited) ($ in 000s)

	Three Months Ended
	December 31, 2019			December 31, 2018
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Loan portfolio (1):
Residential real estate (2)	$1,791,636	$81,603	4.55%	$1,629,950	$69,765	4.28%
Commercial, financial, and agriculture (2)	1,717,381	84,167	4.90%	1,501,667	68,981	4.59%
Installment loans to individuals (2), (3)	58,126	3,559	6.12%	37,210	2,349	6.31%
Previously securitized loans (4)	***	684	***	***	960	***
Total loans	3,567,143	170,013	4.77%	3,168,827	142,055	4.48%
Securities:
Taxable	761,358	23,389	3.07%	559,125	17,337	3.10%
Tax-exempt (5)	98,217	3,756	3.82%	91,572	3,598	3.93%
Total securities	859,575	27,145	3.16%	650,697	20,935	3.22%
Deposits in depository institutions	84,826	1,332	1.57%	111,294	1,666	1.50%
Total interest-earning assets	4,511,544	198,490	4.40%	3,930,818	164,656	4.19%
Cash and due from banks	65,664			59,029
Premises and equipment, net	78,103			73,196
Goodwill and intangible assets	121,460			82,117
Other assets	191,424			176,110
Less: Allowance for loan losses	(14,466)			(17,906)
Total assets	$4,953,729			$4,303,364

Liabilities:
Interest-bearing demand deposits	$878,716	$3,490	0.40%	$792,765	$2,114	0.27%
Savings deposits	977,327	4,405	0.45%	820,474	2,133	0.26%
Time deposits (2)	1,368,752	24,771	1.81%	1,142,629	17,149	1.50%
Short-term borrowings	211,452	3,491	1.65%	265,157	3,415	1.29%
Long-term debt	4,054	182	4.49%	16,053	880	5.48%
Total interest-bearing liabilities	3,440,301	36,339	1.06%	3,037,078	25,691	0.85%
Noninterest-bearing demand deposits	818,161			704,438
Other liabilities	57,351			47,765
Stockholders' equity	637,916			514,083
Total liabilities and
Stockholders' equity	$4,953,729			$4,303,364
Net interest income		$162,151			$138,965
Net yield on earning assets			3.59%			3.54%

(1) For purposes of this table, non-accruing loans have been included in average balances and the following amounts (in thousands) of loan fees have been included in interest income:

Loan fees		$863			$1,827

(2) Included in the above table are the following amounts (in thousands) for the accretion of the fair value adjustments related to the Company's acquisitions:

Residential real estate	$323	$407
Commercial, financial, and agriculture	2,366	994
Installment loans to individuals	47	19
Time deposits	843	—
	$3,579	$1,420

(3) Includes the Company’s consumer and DDA overdrafts loan categories.
(4) Effective January 1, 2012, the carrying value of the Company's previously securitized loans was reduced to $0.
(5) Computed on a fully federal tax-equivalent basis assuming a tax rate of approximately 21%.

CITY HOLDING COMPANY AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited) ($ in 000s)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
	2019	2019	2019	2019	2018	2019	2018
Net Interest Income/Margin
Net interest income ("GAAP")	$39,847	$40,537	$40,911	$40,066	$36,431	$161,361	$138,209
Taxable equivalent adjustment	189	192	202	208	194	790	756
Net interest income, fully taxable equivalent	$40,036	$40,729	$41,113	$40,274	$36,625	$162,151	$138,965

Average interest earning assets	$4,585,008	$4,503,502	$4,513,503	$4,466,495	$4,089,984	$4,511,544	$3,930,818

Net Interest Margin	3.46%	3.59%	3.65%	3.66%	3.55%	3.59%	3.54%
Accretion related to fair value adjustments	(0.08)%	(0.11)%	(0.08)%	(0.05)%	(0.05)%	(0.08)%	(0.04)%
Net Interest Margin (excluding accretion)	3.38%	3.48%	3.57%	3.61%	3.50%	3.51%	3.50%

Tangible Equity Ratio (period end)
Equity to assets ("GAAP")	13.12%	13.10%	12.89%	12.59%	12.26%
Effect of goodwill and other intangibles, net	(2.13)%	(2.17)%	(2.19)%	(2.22)%	(2.26)%
Tangible common equity to tangible assets	10.99%	10.93%	10.70%	10.37%	10.00%

Return on tangible equity ("GAAP")	16.8%	17.0%	17.9%	17.7%	9.6%	17.3%	16.2%
Impact of merger related expenses	—%	—%	0.3%	0.1%	9.2%	0.1%	2.4%
Return on tangible equity, excluding merger related expenses	16.8%	17.0%	18.2%	17.8%	18.8%	17.4%	18.6%

Return on assets ("GAAP")	1.80%	1.81%	1.84%	1.76%	0.96%	1.80%	1.63%
Impact of merger related expenses	—%	—%	0.04%	0.02%	0.92%	0.01%	0.24%
Return on assets, excluding merger related expenses	1.80%	1.81%	1.88%	1.78%	1.88%	1.82%	1.87%